Draft of February 11, 2004

             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                          FORM 8-K


                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2003

            TOOTSIE ROLL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

       VIRGINIA              1-1361             22-1318955
State or other jurisdiction  (Commission File No.)       (IRS Employer
      Of incorporation)                              Identification Number)

     7401 South Cicero Avenue, Chicago, Illinois             60629
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (773) 838-3400.


 (Former name or former address, if changed since last report)
                           N/A


ITEM 9.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On February 11, 2004, Tootsie Roll Industries, Inc., a Virginia corporation, issued a press release announcing earnings for the quarter and year ended December 31, 2003, a copy of which is attached as Exhibit 99.1 to this report.

ITEM 7. EXHIBITS

Exhibits

   99            Press Release, dated February 11, 2004


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TOOTSIE ROLL INDUSTRIES, INC.



Date:  February 11, 2004           By:_/s/ G. Howard Ember, Jr._
                                   Name:  G. Howard Ember, Jr.
                                   Title: V.P./Finance


                             EXHIBIT INDEX

                 The following exhibit is filed herewith:

Exhibit No.

99 Press Release, dated February 11, 2004.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534


Press Release


STOCK TRADED:  NYSE					FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR					Wednesday, February 11,2004


CHICAGO, ILLINOIS - February 11,2004 - Tootsie Roll Industries, Inc. reported fourth quarter and twelve months 2003 sales and earnings. Fourth quarter 2003 sales were $92,160,000 compared to $90,766,000 in the fourth quarter 2002, an increase of 2%. Twelve months 2003 sales were $392,656,000 compared to $393,185,000 in the prior year. Melvin J. Gordon, Chairman, said, "Successful marketing and promotional programs in the fourth quarter contributed to the increase in fourth quarter sales. However, the increase in third and fourth quarter 2003 sales did not overcome the sales decline in the first half 2003 which was adversely affected by the sluggish economy and a difficult retail environment. In addition, lower sales in Mexico for the fourth quarter and twelve month period adversely affected sales results."

Fourth quarter 2003 net earnings were $14,843,000 compared to fourth quarter 2002 net earnings of $14,683,000. Twelve month 2003 net earnings were $65,014,000 compared to 2002 net earnings of $66,388,000. Fourth quarter 2003 net earnings per share were $.29 compared to $.28 per share in the fourth quarter 2002, an increase of $.01 per share or 4%. Twelve month 2003 net earnings per share were $1.26 compared to $1.25 per share in the prior year, an increase of $.01 per share or 1%. Mr. Gordon said, "Fourth quarter earnings were aided by higher sales and on-going cost control programs. Although the company took selective sales price increases during 2003, increased trade promo-tions and sales discounts, which are reported as a reduction in net sales, and higher ingredient costs mitigated much of the benefits of such price increases."


                          CONSOLIDATED STATEMENTS OF EARNINGS
       FOR THE 13 WEEKS AND 52 WEEKS ENDED DECEMBER 31, 2003 & DECEMBER 31, 2002


                                                    FOURTH QUARTER ENDED

                                                  2003                2002

Net Sales                                    $ 92,160,000         $ 90,766,000

Net Earnings                                 $ 14,843,000         $ 14,683,000

* Earnings Per Share                             $ .29                $ .28

*Average Shares Outstanding                    51,331,000           52,825,000



                                                     TWELVE MONTHS ENDED

                                                  2003                2002

Net Sales                                    $392,656,000         $393,185,000

Net Earnings                                 $ 65,014,000         $ 66,388,000

* Earnings Per Share                              $1.26               $1.25

* Average shares outstanding                   51,784,000           53,070,000


* Based on average shares outstanding adjusted for 3% stock dividends distributed April 16, 2003 and April 17, 2002.















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